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                                                                   EXHIBIT 10.30

         CMS NOMECO OIL & GAS CO. LONG TERM PERFORMANCE INCENTIVE PLAN


ARTICLE I, PURPOSE

The CMS Nomeco Oil & Gas Co. Long Term Performance Incentive Plan (hereinafter called the "Plan") is a Plan to provide incentive compensation to key employees of the Corporation, based upon such key employees' individual contributions to the long-term growth of and profitability of the Corporation, and in order to encourage such key employees to identify with shareholder concerns and their current and continuing interest in the development and financial success of the Corporation. Because it is expected that the efforts of the key employees selected for participation in the Plan will have a significant impact on the results of the Corporation's operations in future years, the Plan is intended to assist the Corporation in attracting and retaining as key employees individuals of superior ability and in motivating their activities on behalf of the Corporation.

ARTICLE II, DEFINITIONS

2.1 Definitions: When used in the Plan, the following words and phrases shall have the following meanings:

     a. "Beneficiary" means the beneficiary or beneficiaries designated in accordance with Article VII to receive the amount, if any, payable under the Plan upon the death of a Participant.

     b. "Board" means the Board of Directors of the Corporation.

     c. "Committee" means those members of the Executive and Remuneration Committee of the Board who, at the time of any award or determination by the Committee hereunder, are not, and at all times within one year prior thereto shall not have been, eligible for selection as persons to whom incentive compensation may be awarded pursuant to the Plan, or to whom incentive or nonqualified Stock Options may be granted pursuant to any other plan of the Corporation.

     d. "Common Stock" means Common Stock of the Corporation as that term is defined in its Articles of Incorporation at the time of an award or grant under this Plan.

     e. "Common Stock Outstanding" means the number of shares of Common Stock issued and outstanding on the date of grant or award. In case of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the capital structure of the Corporation, the Committee shall make such adjustment, if any, as it may deem appropriate in the determination of Common Stock Outstanding.

     f. "Corporation" means CMS NOMECO Oil & Gas Co., its successors and assigns, and each of its Subsidiaries, or any of them individually.
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     g. "Eligible Employee" means an officer or other key employee who at the end of the fiscal year is a regular full-time salaried employee of the Corporation or, to the extent the Committee may determine, a person whose services to the Corporation terminated before the end of the fiscal year, who, in the opinion of the Committee, made a significant contribution to the successful management of the Corporation. A director of the Corporation is not an Eligible Employee unless he is also a regular full-time salaried employee of the Corporation

     h. "Incentive Option" means an option to purchase Common Stock which meets the requirements set forth in the Plan and also meets the definition of an Incentive Stock Option set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     i. "Nonqualified Option" means an option to purchase Common Stock which meets the requirements set forth in the Plan but does not meet the definition of an Incentive Stock Option set forth in Section 422 of the Code.

     j. "Optionee" means any person to whom an option or right has been granted or who becomes a holder of an option or right under Article VI of the Plan.

     k. "Participant" means a person to whom an award of Restricted Common Stock has been made which has not been paid, forfeited, or otherwise terminated or satisfied under the Plan.

     l. "Profit Sharing Grant" means the amount granted by the Committee to those Eligible Employees who are selected for participation in the Profit Sharing provisions of the Plan as outlined in Article VIII.

     m. "Restricted Common Stock" means Common Stock delivered subject to the restrictions described in Article VII.

     n. "Shareholders" means the shareholders of the Corporation.

     o. "Stock Appreciation Right" shall mean a right, that may or may not be granted in conjunction with a Stock Option, to receive the appreciation in value of the current share price over the option price, and any underlying Stock Options must then be surrendered.

     p. "Stock Option" means an option to purchase shares of Common Stock, granted pursuant to this Plan.

     q. "Subsidiary" means a corporation, domestic or foreign, 80 percent or more of the voting stock of which is owned directly or indirectly by the Corporation.

ARTICLE III, EFFECTIVE DATE, DURATION, SCOPE AND ADMINISTRATION OF THE PLAN

3.1 This Plan shall be effective November 1, 1995 and shall continue until terminated by the Board as provided in Article IX.
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3.2     The Committee shall have full power and authority to construe, interpret and administer the Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive and binding upon all parties. If any person objects to any such interpretation or action formally or informally, the expenses of the Committee and its agents and counsel shall be chargeable against any amounts otherwise payable under the Plan to or on account of the Participant or Optionee.

3.3 No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each member of the Committee and each other officer, employee or director of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

ARTICLE IV, PARTICIPATION, STOCK AWARDS AND OPTION GRANTS

4.1 Each year the Committee shall designate as Participants and/or Optionees in the Plan those Eligible Employees who, in the opinion of the Committee, have significantly contributed to the successful management of the Corporation.

4.2 Each year, the Committee may award shares of Common Stock, and/or may grant Stock Options which qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code or Stock Options which do not qualify as Incentive Stock Options and/or Stock Appreciation Rights and/or Profit Sharing Grants to each Eligible Employee whom it has designated as an Optionee or Participant for such year. The determination of the Committee as to each such award and grant shall be final.

ARTICLE V, SHARES RESERVED UNDER THE PLAN

5.1 There is hereby reserved for award under this Plan an aggregate number of whole shares of Common Stock equal as nearly as possible to, but not more than, 1% of the aggregate shares of Common Stock Outstanding on the date of grant or award, less any shares previously awarded or granted under the Plan. Any shares or options which are forfeited may thereafter again be awarded or made subject to grant under the Plan. The number of shares made available for option and sale under Article VI of this Plan, plus the number of shares awarded under Article VII of this Plan will not exceed, at any time, the number of shares of Common Stock reserved pursuant to this Article V.

5.2 If a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any option and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an option shall be adjusted by adding to each such option or share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the
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        shareholders entitled to receive such stock dividend.  In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation or otherwise, then there shall be substituted for each share of Common Stock subject to any such option and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change, other than as specified above in this Section 5.2, in the number or kind of outstanding shares of Common Stock of the Corporation or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an option and of the shares then subject to an option or options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and each Stock Option agreement. In the case of any such substitution or adjustment as provided for in this paragraph, the option price in each Stock Option agreement for each share covered thereby prior to such substitution or adjustment will be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this section. No adjustment or substitution provided for in this Section
        5.2 shall require the Corporation in any Stock Option agreement to sell a fractional share, and the total substitution or adjustment with respect to each Stock Option agreement shall be limited accordingly.

5.3 Individual Grant Limit: The maximum shares of Restricted Common Stock awarded under this Plan and Common Stock subject to Stock Options, including Stock Appreciation Rights granted in conjunction with Stock Options, granted under this Plan for any one Eligible Employee for any one year will not exceed 50,000 shares of Common Stock.

ARTICLE VI, STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.1 The Committee may from time to time provide for the option and sale of shares of Common Stock, which may consist in whole or in part of the authorized and unissued or reacquired Common Stock.

6.2 Optionees: The Committee shall determine and designate from time to time, in its discretion, those Eligible Employees to whom Stock Options and Stock Appreciation Rights are to be granted and who thereby become Optionees under the Plan.

6.3 Allotment of Shares: The Committee shall determine and fix the number of shares of Common Stock subject to options to be offered to each Optionee.

6.4 Option Price: The Committee shall establish the option price at the time any option is granted at not less than 100% of the fair market value of
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        the Common Stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 425(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or Subsidiary, the option price shall not be less than 110% of the fair market value of the Common Stock subject to the Incentive Option on the date such option is granted.

6.5 Stock Appreciation Rights: At the discretion of the Committee, any Stock Option granted under this Plan may, at the time of such grant, include a Stock Appreciation Right. A Stock Appreciation Right shall pertain to, and be granted only in conjunction with, a related underlying Stock Option, and shall be exercisable only at the time and to the extent the related underlying Stock Option is exercisable and only if the fair market value of the Common Stock exceeds the Stock Option price in the related underlying Stock Option. An Optionee who is granted a Stock Appreciation Right may elect to surrender the related underlying Stock Option with respect to all or part of the number of shares subject to the related underlying Stock Option and exercise in lieu thereof the Stock Appreciation Right with respect to the number of shares as to which the Stock Option is surrendered.

        The exercise of the underlying Stock Option shall terminate the related Stock Appreciation Right to the extent of the number of shares purchased upon exercise of the underlying Stock Option. The exercise of a Stock Appreciation Right shall terminate the related underlying Stock Option to the extent of the number of shares with respect to which the Stock Appreciation Right is exercised. Upon exercise of a Stock Appreciation Right, an Optionee shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the excess of (i) the then aggregate fair market value of the number of shares with respect to which the Optionee exercises the Stock Appreciation Right, over (ii) the aggregate Stock Option price per share for such number of shares. Such amount may be paid by the Corporation, at the election of the Optionee, in cash, Common Stock or any combination thereof; provided, however, that the Committee shall have sole discretion to approve or disapprove an election of an Optionee to receive cash upon exercise of a Stock Appreciation Right.

        The Committee may also in its discretion grant to any Eligible Employee a Stock Appreciation Right that is not granted in conjunction with an underlying Stock Option. Any such Stock Appreciation Right that is not granted in conjunction with a Stock Option will not result in a decrease in the number of shares available under the Plan. Such
        Stock Appreciation Right shall operate and be available to the Optionee to the same extent and under the same circumstances as if the Stock Appreciation Right had been granted in conjunction with an underlying Stock Option as described elsewhere in this Plan. Notwithstanding anything to the contrary in the Plan, upon exercise of a Stock Appreciation Right for which there is no underlying Stock Option, payment to the Optionee shall be made only in cash.

6.6     Granting and Exercise of Stock Options and Stock Appreciation Rights:
        The granting of Stock Options and Stock Appreciation Rights hereunder shall be
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        effected in accordance with determinations made by the Committee pursuant to the provisions of the Plan, by execution of instruments in writing in form approved by the Committee.

        Each Stock Option and Stock Appreciation Right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee at the time of the grant, subject to the limitation that for each Incentive Stock Option and related Stock Appreciation Right granted, a maximum of $100,000 (based on the price at the date of exercise) may be exercised per year, plus any unused carry-over from a previous year(s). Except as provided in Section 6.10, Stock Options and Stock Appreciation Rights may be exercised only while the Optionee is an employee of the Corporation.

        Successive Stock Options and Stock Appreciation Rights may be granted to the same Optionee, whether or not the Stock Option(s) and Stock Appreciation Right(s) previously granted to such Optionee remain unexercised. An Optionee may exercise a Nonqualified Option or related Stock Appreciation Right, if then exercisable, notwithstanding that Stock Options and Stock Appreciation Rights previously granted to such Optionee remain unexercised.

6.7 Payment of Stock Option Price: At the time of the exercise in whole or in part of any Stock Option granted hereunder, payment of the option price in full in cash or, with the consent of the Committee, in Common Stock shall be made by the Optionee for all shares so purchased. No Optionee shall have any of the rights of a Shareholder under any such Stock Option until the actual issuance of shares to said Optionee, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Section 5.2.

6.8 Nontransferability of Stock Options and Stock Appreciation Rights: No Stock Option or Stock Appreciation Right granted under the Plan to an Optionee shall be transferable by such Optionee otherwise than by will, or by the laws of descent and distribution, and such Stock Option and Stock Appreciation Right shall be exercisable, during the lifetime of the Optionee, only by the Optionee.

6.9 Term of Stock Options and Stock Appreciation Rights: If not sooner terminated, each Stock Option and Stock Appreciation Right granted hereunder shall expire not more than ten years (ten years and one month in the case of a Nonqualified Option and any related Stock Appreciation Right) from the date of the granting thereof; provided, that with respect to an Incentive Option and a related Stock Appreciation Right granted to an Optionee who, at the time of the grant, owns (after applying the attribution rules of Section 425(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or of any parent or Subsidiary, such Stock Option and Stock Appreciation Right shall expire not more than five years after the date of granting thereof.

6.10 Termination of Employment: If the employment of an Optionee by the Corporation shall be terminated due to a reason other than the Optionee's death, the Committee may, in its discretion, permit the exercise of Stock
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        Options and Stock Appreciation Rights granted to such Optionee for a period not to exceed one year following such termination of employment or three years following termination of employment upon retirement in accordance with a pension plan of the Corporation; provided, however, that no Incentive Option or related Stock Appreciation Right may be exercised after three months following an Optionee's termination of employment, unless such termination of employment is due to the Optionee's death or disability. If the termination is due to the Optionee's disability, the Committee may permit the Incentive Option and related Stock Appreciation Right to be exercised for one year following the Optionee's termination of employment. If the employment of an Optionee by the Corporation shall be terminated due to the Optionee's death, any Stock Option, or related Stock Appreciation Right, transferred by will or the laws of descent and distribution, may be exercised for one year following the Optionee's death. In no event, however, shall a Stock Option or Stock Appreciation Right be exercisable subsequent to its expiration date and, furthermore, a Stock Option or Stock Appreciation Right may only be exercised after termination of an Optionee's employment to the extent exercisable on the date of termination of employment. Upon the termination of employment of an Optionee by the Corporation, every Stock Option and related Stock Appreciation Right shall terminate, except as otherwise specifically provided in this Plan. Further, no Stock Option or related Stock Appreciation Right may be exercised after such termination of employment, except within a time period provided in this
        Section 6.10.

6.11 Investment Purpose: Any shares of Common Stock subject to option under the Plan may be made subject to such other restrictions as the Committee deems advisable, including without limitation provisions to comply with federal and state securities laws. In making determinations of legal requirements the Committee shall rely on an opinion of counsel for the Corporation.

6.12 Withholding Payments: If upon the exercise of a Nonqualified Option and/or a Stock Appreciation Right or as a result of a disqualifying disposition (within the meaning of Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Corporation any amount for income tax withholding, either the Corporation shall appropriately reduce the amount of Common Stock or cash to be paid to the Optionee or the Optionee shall pay such amount to the Corporation to reimburse it for such income tax withholding.

6.13 Restrictions on Sale of Shares: If, at the time of exercise of any Stock Option or Stock Appreciation Right granted hereunder, the Corporation is precluded by any legal, regulatory or contractual restriction from selling and/or delivering shares pursuant to the terms of such Stock Option or Stock Appreciation Right, the sale and delivery of the shares may be delayed until the restrictions are resolved and only cash may be paid upon exercise of the Stock Appreciation Right. Further, at no time will any shares be sold or delivered to a participant if such sale or delivery will result in a deconsolidation of the stock. At any time during such delay, the Committee, in its discretion, may permit the Optionee to revoke a Stock Option exercise, in which event any corresponding Stock Appreciation Right shall be reinstated.
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 6.14   Compliance With Rule 16b-3:  Notwithstanding any other provision of the
        Plan to the contrary, the administration of the Plan and the grant, exercise and terms of Stock Appreciation Rights hereunder shall comply with Rule 16b-3, or any successor rule, under the Securities Exchange Act of 1934, as amended (the "Exchange Act").


ARTICLE VII, RESTRICTED COMMON STOCK

7.1 Awards: The Committee may from time to time award restricted shares of Common Stock to any Eligible Employee it has designated as a Participant for such year. Awards shall be made to Eligible Employees on the basis of their contributions to the successful management of the Corporation in accordance with such rules as the Committee may prescribe. The Committee may also award restricted shares of Common Stock conditioned on the attainment of a performance goal that relates to Shareholder return, measured by factors determined by the Committee as set forth in the award.

7.2     Restrictions:

        a. Any shares of Common Stock awarded or issued under the Plan may be made subject to such other restrictions as the Committee deems advisable, including without limitation provisions to comply with federal and state securities laws. In making determinations of legal requirements the Committee shall rely on an opinion of counsel for the Corporation. The restrictions with respect to the Common Stock awarded will extend for such period, or periods, of at least twelve months from and after the date of the award, as may be determined for each award by the Committee (the award period). Notwithstanding the foregoing, the restrictions shall terminate upon the death of the Participant or, within the discretion of the Committee, upon Participant's retirement pursuant to a pension plan of the Corporation on or after Participant's 62nd birthday, except as may otherwise be determined to be necessary or desirable in the opinion of the Committee, to comply with the law or to prevent Restricted Common Stock from being subject to federal income tax prior to the termination of restrictions.

        b. Whenever shares of Common Stock are awarded to a Participant, such shares shall be outstanding, and stock certificates shall be issued in the name of the Participant, which certificates may bear a legend stating that the shares are issued subject to the restrictions set forth in the Plan. All certificates issued for shares of Common Stock awarded under the Plan shall be deposited for the benefit of the Participant with the Secretary of the Corporation as custodian until such time as the shares are vested and transferable.

         c. A Participant who is awarded shares of Common Stock under the Plan shall have full voting rights on such shares, whether or not the shares are vested or transferable.

         d. Shares of Common Stock awarded to a Participant under the Plan, whether or not vested or transferable, shall have full dividend rights with respect to dividends declared after the award, with such
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             dividends being paid directly to the Participant, regardless of whether such dividends are paid in cash or in Common Stock. However, if shares or securities are issued as a result of a merger, consolidation or similar event, such shares shall be issued in the same manner, and subject to the same deposit requirements, vesting provisions and transferability restrictions as the shares of Common Stock which have been awarded.

        e. Deliveries of Restricted Common Stock by the Corporation may consist in whole or in part of the authorized and unissued or reacquired Common Stock of the Corporation (at such time or times and in such manner as it may determine). The Restricted Common Stock shall be paid and delivered as soon as practicable after the award period in accordance with Section 7.3.

        f. The shares may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of by the Participant until their release. However, nothing herein shall preclude a Participant from making a gift of any shares of Restricted
             Common Stock to a spouse, child, step-child, grandchild, parent or sibling, or legal dependent of the Participant or to a trust of which the beneficiary or beneficiaries of the corpus and the income shall be either such a person or the Participant; provided that, the Restricted Common Stock so given shall remain subject to the restrictions, obligations and conditions described in this
             Article VII.

        g. If a Participant has received an award pursuant to the provisions of the Plan, is employed by the Corporation at the end of the award period and the performance goals have been met, then the Participant shall be fully vested, at the end of the award period, in the shares of Common Stock awarded to the Participant for that award period.

        h. In the event of termination of employment of a Participant with the Corporation prior to the last day of an award period for any reason other than Participant's death, all rights to any shares of Restricted Common Stock held in a deposit account with respect to such award, including any additional shares delivered with respect to such shares as described in subsection 7.2d above shall be forfeited to the Corporation. However, the Committee may, if the Committee determines that the circumstances warrant such action, approve the distribution of all or any part of the Restricted Common Stock which would otherwise be forfeited. By way of illustration, but not limitation, circumstances which might warrant such action on the part of the Committee include retirement pursuant to a pension plan of the Corporation, or retirement pursuant to a pension plan of the Corporation by reason of disability.

7.3     Distribution of Restricted Common Stock

        a. Distribution After Award Period: Except as otherwise provided, distribution of vested awards of Common Stock shall be made as soon as practicable after the last day of the applicable award period in the form of full shares of Common Stock, with fractional shares, if any, being awarded in cash.
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        b.   Distribution After Death of Participant:  Upon the death of the Participant, either before or after retirement, any shares of Restricted Common Stock then held shall, subject to this Article VII, be delivered within a reasonable time under the circumstances to Participant's Beneficiary or, in the absence of an appropriate Beneficiary designation to the Participant's estate, in such one or more installments as the Committee may then determine.

7.4     Designation of Beneficiaries

        If a Participant dies prior to the receipt in full of any award under the Plan to which the Participant is entitled, the award shall be distributed to the Participant's Beneficiary or, in the absence of a Beneficiary designation, to the Participant's estate. The designation of a Beneficiary shall be made in writing on a form prescribed by and filed with the Committee prior to the Participant's death. If the Committee is in doubt as to the right of any person to receive such amount, the Committee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Corporation therefor.

7.5 Transferability: Subject to the provision of this Article VII, shares of Common Stock awarded to a Participant will become freely transferable by the Participant only at the end of the award period established with respect to such shares.

7.6 Distribution to Person Other Than Employee: If the Committee shall find that any person to whom any award is payable under this Article VII of the Plan is unable to care for such person's affairs because of illness or accident, or is a minor, or has died, then any payment due Participant or Participant's estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Corporation, be paid to Participant's spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Corporation therefor.

7.7 Restricted Common Stock is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated personnel.

7.8 A forfeiture of shares of Common Stock pursuant to subsection 7.2h of the Plan shall effect a complete forfeiture of voting rights, dividend rights and all other rights relating to the award or grant as of the date of forfeiture.

7.9 Each distribution of Common Stock under this Article VII of the Plan shall be made subject to such federal, state and local tax withholding requirements as apply on the distribution date. For this purpose, the Committee may provide for the withholding of shares of Common Stock or allow a
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        Participant to pay to the Corporation funds sufficient to satisfy such withholding requirements.

7.10 Notwithstanding any other provisions in the Plan, in the event of a Change in Control (as hereinafter defined) each Participant shall be fully vested in the number of shares of Common Stock awarded to such Participant for all award periods that, upon such event, have not yet ended. Distribution of all shares of Common Stock shall be made as soon as practicable within 7 days after the date of the Change in Control, as if the applicable award period or periods had ended on such date. In addition, the Corporation shall reimburse a participant for legal fees and expenses incurred by such Participant in successfully seeking to obtain or enforce any right to distribution under this
        Section 7.10. For purposes of this Plan, a Change in Control shall occur upon the occurrence of one or more of the following events:

        (i) a change in control of the Corporation would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Exchange Act, whether or not the Corporation is then subject to such reporting requirement (unless such change in control was arranged or consummated with the prior approval of the Board);

       (ii) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act of more than 30% of the then outstanding voting securities of the Corporation otherwise than through a transaction or transactions arranged by or consummated with the prior approval of the Board;

      (iii) during any period of twenty-four consecutive months (not including any period prior to the adoption of this Plan) Present Directors and/or New Directors cease for any reason to constitute a majority of the Board. For purposes of this subsection (iii) "Present Directors" shall mean individuals who at the beginning of such consecutive twenty-four month period were members of the Board and "New Directors" shall mean any director of the Corporation whose election by the Board or whose nomination for election by the Shareholders was approved by a vote of at least two-thirds of the Corporation's Directors then still in office who were Present Directors or New Directors;

       (iv) there is a sale by the Corporation within a three-year period of assets of the Corporation with either a book value or market value of 50% or more of the assets of the Corporation;

        (v) a bidder as defined in Rule 14d-1(b) under the Exchange Act files a tender offer statement with the Securities & Exchange Commission and the Corporation.

        Notwithstanding any other provisions of the Plan, the provisions of this Section 7.10 may not be amended after the date a Change in Control occurs without the written consent of a majority in number of Participants.

ARTICLE VIII, PROFIT SHARING GRANTS

8.1 Grants: The Committee may from time to time grant an annual profit sharing amount totaling no more than 2% of the net profits of the Corporation. For purposes of this Plan the annual profit sharing amount will be based on the net profit of the Corporation as averaged over a three year period ending on December 31 prior to the date of grant. Grants shall be made to Eligible Employees, on the basis of their contributions to the successful management of the Corporation in accordance with such rules as the Committee may prescribe. Eligible Employees who have received awards or grants under Article VI or
        Article VII of this Plan will not be eligible for a Profit Sharing Grant in the same year.

8.2 Individual Grant Amount: The Committee shall determine and fix the amount of any grant under the Plan to be provided for any Eligible Employee.

8.3 Restrictions: The Committee may at its sole discretion provide for restrictions that may delay or prevent the ultimate payout of any Profit Sharing Grants under this Plan. Such restrictions may include a provision for equal annual payments over such time as the Committee deems proper.

8.4 Termination of Employment: In the event of termination of employment of an Eligible Employee with the Corporation prior to the final payment of any Profit Sharing Grant for any reason other than the Eligible Employee's death, all rights to any further payments shall be forfeited. However, the Committee may, if the Committee determines that the circumstances warrant such action, approve the payment of all or any part of the payments which would otherwise be forfeited. By way of illustration, but not limitation, circumstances which might warrant such action on the part of the Committee include retirement pursuant to a pension plan of the Corporation, or retirement pursuant to a pension plan of the Corporation by reason of disability.

8.5 Payment After Death of Eligible Employee: Upon the death of the Eligible Employee any grants not yet paid to the Eligible Employee shall be made to the Eligible Employee's Beneficiary or, in the absence of an appropriate beneficiary designation, to the Eligible Employee's estate, in such one or more installments as the Committee may then determine.

ARTICLE IX, AMENDMENT OR TERMINATION OF THE PLAN

9.1 Right To Amend, Suspend or Terminate Plan: The Board reserves the right at any time to amend, suspend or terminate the Plan in whole or in part and for any reason and without the consent of any Optionee, Participant or Beneficiary; provided, that no such amendment shall:

        a. Change the Stock Option price or adversely affect any Stock Option or Stock Appreciation Right outstanding under the Plan on the effective date of such amendment or termination, or

        b. Adversely affect any award or grant then in effect or rights to receive any amount to which Participants or Beneficiaries have become entitled prior to such amendment, or

        c. Unless approved by the Shareholders, increase the aggregate number of shares of Common Stock reserved for award or grant under the Plan, change the group of Eligible Employees under the Plan or materially increase benefits to Eligible Employees under the Plan.

9.2 Periodic Review of Plan: In order to assure the continued realization of the purposes of the Plan, the Committee shall periodically review the Plan, and the Committee may suggest amendments to the Board as it may deem appropriate.

9.3 Amendments May Be Retroactive: Subject to Section 9.1 above, any amendment, modification, suspension or termination of any provisions of the Plan may be made retroactively.

ARTICLE X, GENERAL PROVISIONS

10.1 Rights to Continued Employment, Award or Option: Nothing contained in the Plan or in any Stock Option, Stock Appreciation Right, Profit Sharing Grant or Restricted Common Stock award shall give any employee the right to be retained in the employment of the Corporation or affect the right of the Corporation to terminate the employee's employment at any time. The adoption of the Plan shall not constitute a contract between the Corporation and any employee. No Eligible Employee shall receive any right to be granted an option, right or award hereunder nor shall any such option, right or award be considered as compensation under any employee benefit plan of the Corporation.

10.2 Governing Law: The provisions of this Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Michigan.



IN WITNESS WHEREOF, execution is hereby effected.

ATTEST:                                CMS NOMECO OIL & GAS CO.



_________________________________      BY:____________________________________
           Secretary

                                   ADDENDUM


        CMS NOMECO OIL & GAS CO. LONG TERM PERFORMANCE INCENTIVE PLAN


The following provisions shall apply only to the initial grant by the Committee under the Plan, to or on account of an Optionee, of certain Nonqualified Options under the Plan, which grant is effective as of March 1, 1996 and covers 87,000 shares (hereinafter referred to as the IPO Grant), and shall supersede any contrary provisions of the Plan with respect to such IPO Grant:

        1. The Committee shall not be entitled to charge against any amounts otherwise payable under the Plan to or on behalf of the Optionee, any expenses or fees it incurs arising from or related to an Optionee's formal or informal action regarding the enforcement of his rights with respect to the exercise of the IPO Grant.

        2. In the event the Optionee's employment with the Corporation is terminated for any reason on or after March 1, 1996, the Optionee shall have a reasonable time, not to exceed the later of September 10, 1996 or 90 days from the date of termination, to exercise any outstanding IPO Grant Options.

All provisions of the Plan which are not in conflict with this Addendum shall remain in full force and effect. Further, any contemporaneous or subsequent grants under the Plan shall not be subject to the terms of this Addendum.